SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): September 12, 2002

CLARUS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-24277	58-1972600
(State or other jurisdiction of incorporation or organization	(Commission File No.)	(IRS Employer Identification No.)

3970 Johns Creek Court
Suite 100
Suwanee, Georgia 30024

(Address of principal executive offices, including zip code)

(770) 291-3900

(Registrant’s telephone number, including area code)

None.

(Former name or Former Address if
Changed Since Last Report)

ITEM 5.    OTHER EVENTS.

Clarus Corporation (the “Company”) is filing this Form 8-K to clarify certain statements publicly disseminated regarding its strategic alternatives.

The Company confirms that it continues to review its strategic alternatives and pursue discussions with interested parties. However, no binding agreements have been reached, and no decisions have been made by the Company’s Board of Directors at this time regarding its strategic alternatives or the use of the Company’s cash.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  EXHIBITS

None.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLARUS CORPORATION

Date: September 12, 2002	/S/ JAMES J. MCDEVITT
James J. McDevitt Chief Financial Officer